Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Chimera Energy Corporation

We consent to the use of our report dated October 12, 2011, in this Registration Statement on Form S-1/A (Amendment No. 1) of Chimera Energy Corporation, for the registration of shares of its common stock. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.
LBB & Associates Ltd., LLP
Houston, Texas
November 22, 2011